EXHIBIT 99.1

Capitol Bancorp Center 200 Washington Square North Lansing, MI 48933 2777 East Camelback Road Suite 375 Phoenix, AZ 85016 www.capitolbancorp.com
Analyst Contact: Media Contact:	Michael M. Moran Chief of Capital Markets 877-884-5662 Joal Redmond Corporate Communications 602-977-3797

CAPITOL BANCORP REPORTS FIRST QUARTER RESULTS AND CONTINUED

EFFORTS FOR NATIONAL GROWTH AND DIVERSIFICATION

1st QUARTER 2007 HIGHLIGHTS

•	Assets Reach Record $4.3 Billion
•	Two New Banks Opened; 6 De Novo Applications currently pending

LANSING, Mich. and PHOENIX, Ariz.: April 20, 2007: Capitol Bancorp Limited (NYSE: CBC) today reported first quarter 2007 net income approximating $6.3 million compared to $10 million in the first quarter of 2006. Basic and diluted earnings per share (EPS) were $0.38 and $0.36, respectively, compared to $0.64 and $0.61 for the first quarter of 2006. With annualized growth of 19 percent in the first three months of 2007, consolidated assets approximated $4.3 billion at March 31, 2007, compared to $3.6 billion a year ago. Total portfolio loans exceeded $3.6 billion, increasing 18 percent when compared to the approximate $3.1 billion reported at March 31, 2006. Total deposits neared $3.4 billion, reflecting a 16 percent increase on an annualized basis. Capitol Bancorp Chairman and CEO Joseph D. Reid said, “We were disappointed with the first quarter earnings result which was influenced by the challenges in the Great Lakes Region.”

In the first quarter of 2007, Capitol Bancorp opened de novo community banks in Tacoma, Washington and Palm Desert, California. Additionally, six applications for new banks are pending approval in Colorado, New York, Oregon, Washington and California.

“Despite the first quarter earnings setback,” Reid said, “we remain focused on national growth. A year ago, we had 42 individually chartered banks; today we have 51, and are on track to address de novo opportunities with additional community bank openings scheduled for 2007. To meet the needs of our growth strategy, we have enhanced our infrastructure with the hiring of a new Chief Information Officer and Chief Technology Officer, as well as through the creation of a new position, Chief of Bank Performance. Additionally, nine risk management positions have been added since the third quarter of 2006. To fund our operations and support our growth, we have added an additional $55 million in capital, bringing our capital base to a healthy $662 million of which some $382 million is stockholders’ equity.”

Quarterly Performance
Consolidated net operating revenues grew 8 percent to $50.3 million for the first quarter of 2007 compared with $46.5 million for the first quarter of 2006. Net income for the quarter approximated $6.3 million, down from $10 million reported in the first quarter of 2006. Diluted earnings per share (EPS) of $0.36 were down from $0.61 reported in the first quarter of 2006, a result of a number of factors including increased loan loss provisioning, a 7 percent growth in the Corporation’s outstanding share count, and lack of earnings support from some of the Great Lakes Region banks.

“In light of the ongoing economic pressure in the Great Lakes Region, particularly in Michigan, we have increased our provision for loan losses by approximately $1.5 million,” said Reid. “While this directly impacted our earnings stream, we believe it to be a prudent action so that we are able to manage through this regional downturn while continuing with our geographic diversification.”

Balance Sheet
The Corporation’s equity to asset ratio was 8.98 percent at March 31, 2007, compared with 8.56 percent at March 31, 2006. The total capital to asset ratio was 15.55 percent at March 31, 2007, up from 13.77 percent a year ago as total capital exceeded $661 million. In March the Corporation announced a capital raising initiative that added $55 million to the funds available to facilitate de novo growth and address expansion opportunities.

The ratio of nonperforming assets to total assets percent remained steady from the previous quarter at 1.08 percent while net charge-offs decreased slightly to 0.26 percent from 0.38 percent reported in the previous quarter.

About Capitol Bancorp Limited
Capitol Bancorp Limited (NYSE: CBC) is a $4.3 billion national community bank development company, with a network of more than 50 separately chartered banks and bank operations in 14 states. It is the holder of the most individual bank charters in the country. Capitol Bancorp Limited identifies opportunities for the development of new community banks, raises capital for and mentors new community banks through their formative stages, and provides efficient services to its growing network of community banks. Each community bank has full local decision-making authority and is managed by an on-site president under the direction of a local board of directors, composed of business leaders from the bank’s community. Founded in 1988, Capitol Bancorp Limited has executive offices in Lansing, Michigan, and Phoenix, Arizona.

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CAPITOL BANCORP LIMITED
SUMMARY OF SELECTED FINANCIAL DATA
(in thousands, except share and per share data)

	Three Months Ended			Year Ended
	March 31			December 31
	2007	2006		2006	2005

Condensed statements of operations:
Interest income	$77,839	$63,097		$279,353	$224,439
Interest expense	33,158	21,744		105,586	67,579
Net interest income	44,681	41,353		173,767	156,860
Provision for loan losses	3,932	2,456		12,156	10,960
Noninterest income	5,585	5,110		21,532	21,048
Noninterest expense	41,823	31,832		137,804	117,289
Income before income taxes	8,035	14,334		57,854	55,157

Net income	$6,271	$9,953		$42,391	$35,925

Per share data:
Net income - basic	$0.38	$0.64		$2.69	$2.42
Net income - diluted	0.36	0.61		2.57	2.34
Book value at end of period	22.37	19.53		21.73	19.13
Common stock closing price at end of period	$36.85	$46.75		$46.20	$37.44
Common shares outstanding at end of period	17,075,000	15,897,000		16,656,000	15,776,000
Number of shares used to compute:
Basic earnings per share	16,695,000	15,642,000		15,772,000	14,867,000
Diluted earnings per share	17,318,000	16,392,000		16,481,000	15,365,000

	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter
	2007	2006	2006	2006	2006
Condensed statements of financial position:
Total assets	$4,254,526	$4,065,816	$3,855,633	$3,722,642	$3,627,124
Portfolio loans	3,620,981	3,488,678	3,307,222	3,196,209	3,069,600
Deposits	3,392,035	3,258,485	3,114,206	2,987,606	2,938,348
Stockholders' equity	381,992	361,879	327,791	318,308	310,419
Total capital	$661,650	$589,426	$542,734	$535,898	$499,334

Key performance ratios:
Return on average assets	0.61%	1.16%	1.14%	1.13%	1.13%
Return on average equity	6.74%	13.30%	13.36%	13.03%	13.12%
Net interest margin	4.67%	4.82%	5.08%	5.17%	5.06%
Efficiency ratio	83.20%	70.30%	68.77%	74.58%	68.51%

Asset quality ratios:
Allowance for loan losses / portfolio loans	1.30%	1.30%	1.37%	1.36%	1.36%
Total nonperforming loans / portfolio loans	1.02%	0.98%	0.90%	0.87%	0.87%
Total nonperforming assets / total assets	1.08%	1.08%	0.99%	0.91%	0.88%
Net charge-offs (annualized) / average portfolio loans	0.26%	0.38%	0.19%	0.14%	0.19%
Allowance for loan losses / nonperforming loans	128.00%	132.50%	151.05%	156.12%	156.33%

Capital ratios:
Stockholders' equity / total assets	8.98%	8.90%	8.50%	8.55%	8.56%
Total capital / total assets	15.55%	14.50%	14.08%	14.40%	13.77%

 Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of  1995.  Forward-looking statements include expressions such as "expects," "intends," "believes" and "should" which are not necessarily statements of belief as to the expected outcomes of future events. Actual results could materially differ from those presented due to a variety of internal and external factors. Actual results could materially differ from those contained in, or implied by, such statements. Capitol Bancorp Limited undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this release.

Supplemental analyses follow providing additional detail regarding Capitol's financial position, results of operations, asset quality and other supplemental data.

CAPITOL BANCORP LIMITED
Condensed Consolidated Statements of Income (Unaudited)
(in thousands, except per share data)

	Three Months Ended March 31
	2007	2006
INTEREST INCOME:
Portfolio loans (including fees)	$73,524	$60,143
Loans held for sale	946	523
Taxable investment securities	208	263
Federal funds sold	2,544	1,818
Other	617	350
Total interest income	77,839	63,097

INTEREST EXPENSE:
Deposits	28,329	17,782
Debt obligations and other	4,829	3,962
Total interest expense	33,158	21,744

Net interest income	44,681	41,353

PROVISION FOR LOAN LOSSES	3,932	2,456
Net interest income after provision for loan losses	40,749	38,897

NONINTEREST INCOME:
Service charges on deposit accounts	1,105	1,031
Trust and wealth-management revenue	1,037	867
Fees from origination of non-portfolio residential mortgage loans	1,307	1,289
Other	2,136	1,923
Total noninterest income	5,585	5,110

NONINTEREST EXPENSE:
Salaries and employee benefits	26,072	21,550
Occupancy	3,497	2,678
Equipment rent, depreciation and maintenance	2,642	1,966
Other	9,612	5,638
Total noninterest expense	41,823	31,832

Income before income taxes and minority interest	4,511	12,175

Income taxes	1,764	4,381
Income before minority interest	2,747	7,794

Minority interest in net losses of consolidated subsidiaries	3,524	2,159

NET INCOME	$6,271	$9,953

NET INCOME PER SHARE
Basic	$0.38	$0.64

Diluted	$0.36	$0.61

CAPITOL BANCORP LIMITED
Condensed Consolidated Balance Sheets
(in thousands, except share data)

	(Unaudited)
	March 31	December 31
	2007	2006
ASSETS

Cash and due from banks	$135,538	$169,753
Money market and interest-bearing deposits	19,730	37,204
Federal funds sold	252,363	141,913
Cash and cash equivalents	407,631	348,870
Loans held for sale	27,862	34,593
Investment securities:
Available for sale, carried at market value	15,980	18,904
Held for long-term investment, carried at amortized cost which approximates market value	22,696	21,749
Total investment securities	38,676	40,653
Portfolio loans:
Commercial	3,238,411	3,103,125
Real estate mortgage	247,371	259,604
Installment	135,199	125,949
Total portfolio loans	3,620,981	3,488,678
Less allowance for loan losses	(47,052)	(45,414)
Net portfolio loans	3,573,929	3,443,264
Premises and equipment	55,312	54,295
Accrued interest income	17,466	17,524
Goodwill and other intangibles	70,590	62,215
Other assets	63,060	64,402

TOTAL ASSETS	$4,254,526	$4,065,816

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES:
Deposits:
Noninterest-bearing	$615,644	$651,253
Interest-bearing	2,776,391	2,607,232
Total deposits	3,392,035	3,258,485
Debt obligations:
Notes payable and short-term borrowings	173,000	191,154
Subordinated debentures	156,058	101,035
Total debt obligations	329,058	292,189
Accrued interest on deposits and other liabilities	27,841	26,751
Total liabilities	3,748,934	3,577,425

MINORITY INTERESTS IN CONSOLIDATED SUBSIDIARIES	123,600	126,512

STOCKHOLDERS' EQUITY:
Common stock, no par value, 50,000,000 shares authorized; issued and outstanding: 2007 - 17,074,605 shares 2006 - 16,656,481 shares	267,304	249,244
Retained earnings	114,789	112,779
Market value adjustment (net of tax effect) for investment securities available for sale (accumulated other comprehensive income/loss)	(101)	(144)
Total stockholders' equity	381,992	361,879

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$4,254,526	$4,065,816

CAPITOL BANCORP LIMITED
Allowance for Loan Losses and Asset Quality Data

ALLOWANCE FOR LOAN LOSSES ACTIVITY (in thousands):
	2007	2006
Allowance for loan losses at January 1	$45,414	$40,559

Loans charged-off:
Commercial	(2,444)	(1,718)
Real estate mortgage	--	(25)
Installment	(193)	(112)
Total charge-offs	(2,637)	(1,855)
Recoveries:
Commercial	242	353
Real estate mortgage	1	1
Installment	100	86
Total recoveries	343	440
Net charge-offs	(2,294)	(1,415)
Additions to allowance charged to expense	3,932	2,456

Allowance for loan losses at March 31	$47,052	$41,600

Average total portfolio loans for period ended March 31	$3,555,432	$3,010,849

Ratio of net charge-offs (annualized) to average portfolio loans outstanding	0.26%	0.19%

ASSET QUALITY (in thousands):
	March 31	Dec 31
	2007	2006
Nonaccrual loans:
Commercial	$27,764	$25,219
Real estate mortgage	3,225	3,609
Installment	1,003	898
T Total nonaccrual loans	31,992	29,726

Past due (>90 days) loans:
Commercial	4,376	3,860
Real estate mortgage	314	523
Installment	77	165
Total past due loans	4,767	4,548

Total nonperforming loans	$36,759	$34,274

Real estate owned and other repossessed assets	9,114	9,478

Total nonperforming assets	$45,873	$43,752

CAPITOL BANCORP LIMITED
Selected Supplemental Data

EPS COMPUTATION COMPONENTS (in thousands):
	Three Months Ended March 31
	2007	2006

Numerator—net income for the period	$6,271	$9,953

Denominator:
Weighted average number of shares outstanding, excluding unvested restricted shares (denominator for basic earnings per share)	16,695	15,642

Effect of dilutive securities:
Unvested restricted shares	51	61
Stock options	572	689
Total effect of dilutive securities	623	750
Denominator for diluted earnings per share—
Weighted average number of shares and potential dilution	17,318	16,392

Number of antidilutive stock options excluded from diluted earnings per share computation	--	--

AVERAGE BALANCES (in thousands):
	Three Months Ended March 31
	2007	2006

Portfolio loans	$3,555,432	$3,010,849
Earning assets	3,828,582	3,267,324
Total assets	4,144,124	3,513,485
Deposits	3,317,872	2,826,398
Stockholders’ equity	372,250	303,507

Capitol Bancorp’s National Network of Community Banks
Eastern Regions
Great Lakes Region:
Ann Arbor Commerce Bank	Ann Arbor, Michigan
Bank of Auburn Hills	Auburn Hills, Michigan
Bank of Belleville	Belleville, Illinois
Bank of Maumee	Maumee, Ohio
Bank of Michigan	Farmington Hills, Michigan
Brighton Commerce Bank	Brighton, Michigan
Capitol National Bank	Lansing, Michigan
Detroit Commerce Bank	Detroit, Michigan
Elkhart Community Bank	Elkhart, Indiana
Evansville Commerce Bank	Evansville, Indiana
Goshen Community Bank	Goshen, Indiana
Grand Haven Bank	Grand Haven, Michigan
Kent Commerce Bank	Grand Rapids, Michigan
Macomb Community Bank	Clinton Township, Michigan
Muskegon Commerce Bank	Muskegon, Michigan
Oakland Commerce Bank	Farmington Hills, Michigan
Ohio Commerce Bank	Beachwood, Ohio
Paragon Bank & Trust	Holland, Michigan
Portage Commerce Bank	Portage, Michigan

Midwest Region:
Summit Bank of Kansas City	Lee’s Summit, Missouri

Southeast Region:
Bank of Valdosta	Valdosta, Georgia
Community Bank of Rowan	Salisbury, North Carolina
First Carolina State Bank	Rocky Mount, North Carolina
Peoples State Bank	Jeffersonville, Georgia
Sunrise Bank of Atlanta	Atlanta, Georgia

Western Regions
Southwest Region:
1st Commerce Bank	Las Vegas, Nevada
Arrowhead Community Bank	Glendale, Arizona
Asian Bank of Arizona	Phoenix, Arizona
Bank of Las Vegas	Las Vegas, Nevada
Bank of Tucson	Tucson, Arizona
Black Mountain Community Bank	Henderson, Nevada
Camelback Community Bank	Phoenix, Arizona
Desert Community Bank	Las Vegas, Nevada
Fort Collins Commerce Bank	Fort Collins, Colorado
Mesa Bank	Mesa, Arizona
Red Rock Community Bank	Las Vegas, Nevada
Southern Arizona Community Bank	Tucson, Arizona
Sunrise Bank - Dallas LPO	Dallas, Texas
Sunrise Bank - Houston LPO	Houston, Texas
Sunrise Bank of Albuquerque	Albuquerque, New Mexico
Sunrise Bank of Arizona	Phoenix, Arizona
Valley First Community Bank	Scottsdale, Arizona
Yuma Community Bank	Yuma, Arizona

California Region:
Bank of Escondido	Escondido, California
Bank of San Francisco	San Francisco, California
Bank of Santa Barbara	Santa Barbara, California
Napa Community Bank	Napa, California
Point Loma Community Bank	Point Loma, California
Sunrise Bank of San Diego	San Diego, California
Sunrise Community Bank	Palm Desert, California

Northwest Region:
Bank of Bellevue	Bellevue, Washington
Bank of Everett	Everett, Washington
Bank of Tacoma	Tacoma, Washington